UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2004

ActivCard Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50223	450485038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6623 Dumbarton Circle, Fremont, CA		94555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(510) 574-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 14, 2004, the Board of Directors of ActivCard Corp. (the "Company") elected Ragu Bhargava as Interim Chief Financial Officer. The Company is currently undertaking a search for a replacement for Blair Geddes, who publicly announced his previously tendered resignation as the Company's Chief Financial Officer on the Company's quarterly earnings call held on August 10, 2004.

Mr. Bhargava joined ActivCard in March 2004 as Vice President of Finance. From June 1999 to March 2004, Mr. Bhargava served as Corporate Controller of NetIQ Corporation and from April 1998 to May 1999, served as the Chief Financial Officer of Systems America, Inc. Mr. Bhargava served Deloitte & Touche LLP from 1988 to 1998 and was a Senior Audit Manager at the time of his departure. Mr. Bhargava is a CPA and holds Bachelor’s degrees in business administration and science.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivCard Corp (Registrant)

September 20, 2004	By:	Ben C. Barnes

Name: Ben C. Barnes
Title: Chief Executive Officer